EXHIBIT 99

For Immediate Release

August 2, 2022

Cummins Reports Second Quarter 2022 Results

•Second quarter revenues of $6.6 billion; GAAP1 Net Income of $702 million (10.7 percent of sales)
•EBITDA in the second quarter was 16.0 percent of sales; Diluted EPS of $4.94
•Second quarter results include $29 million ($0.16 per diluted share) of costs related to the separation of the Filtration business, and benefit of $47 million ($0.33 per diluted share) from adjusting the reserves related to the suspension of our operations in Russia.
•The company is maintaining its full year 2022 guidance, expecting revenue to be up 8 percent and EBITDA of approximately 15.5 percent.

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the second quarter of 2022.
Second quarter revenues of $6.6 billion increased 8 percent from the same quarter in 2021. Sales in North America increased 15 percent while international revenues decreased 2 percent, driven primarily by a slowdown in China and the indefinite suspension of our operations in Russia.
“The company achieved record revenues and solid profitability in the second quarter of 2022, with demand for our products remaining strong across most of our key markets and regions, apart from China,” said President and CEO Jennifer Rumsey. “Employees across our organization have worked tirelessly in the face of supply chain challenges and rising costs that continue to impact our industry. While navigating these challenges, we will continue to focus on enabling our customers’ success, driving cycle over cycle improvement in financial performance, investing in sustainable solutions that will protect our planet for future generations and returning excess cash to shareholders.”
Net income attributable to Cummins in the second quarter was $702 million ($4.94 per diluted share) compared to $600 million ($4.10 per diluted share) in 2021.
Earnings before interest, taxes, depreciation and amortization (EBITDA) in the second quarter were $1.1 billion (16.0 percent of sales), compared to $974 million (15.9 percent of sales) a year ago. Second quarter results include costs of $29 million ($0.16 per diluted share) related to the separation of the Filtration business, and a $47 million benefit ($0.33 per diluted share) from adjusting the reserves related to the indefinite suspension of our operations in Russia. We also experienced $48 million ($0.34 per diluted share) of mark to market losses on investments that underpin our unqualified benefit plans in the second quarter, which compares to gains of $20 million a year ago. The tax rate in the second quarter was 17.3 percent including $36 million, or $0.25 per diluted share, of favorable discrete items.

2022 Outlook:
Based on the current forecast, Cummins is maintaining its full year 2022 guidance, expecting revenue to be up 8 percent and EBITDA of approximately 15.5 percent. The company plans to return approximately 50 percent of Operating Cash Flow to shareholders in the form of dividends and share repurchases.
Any expenses outside of the normal course of business associated with the separation of the Filtration business, the pending acquisition of Meritor, or indefinite suspension of our operations in Russia have been excluded from the outlook provided.
“High inflation and rising global interest rates have increased uncertainty about the pace of growth in the global economy. Demand for Cummins’ products and services remains strong, and as a result we have maintained our projection for full year revenues and profitability from three months ago,” said Rumsey. “We continue to monitor economic conditions closely and will adjust our operating plans should the outlook for our core markets weaken.”
Second Quarter 2022 Highlights:
•The company achieved significant milestones related to two previously announced acquisitions, Jacobs Vehicle Systems (JVS) and Meritor. In April 2022, Cummins completed the acquisition of JVS, adding engine braking and cylinder deactivation technologies which are key components to meeting current and future emissions regulations. On May 26th, Meritor’s shareholders voted in favor of the Cummins acquisition bid, further validating the potential of what Cummins and Meritor can achieve together. The companies are working together to complete the acquisition this week as we have received all regulatory approvals to close the transaction.
•The company announced several collaborations that further enable our customers to achieve their decarbonization goals. During the second quarter, Cummins announced collaborations with Daimler Truck North America and Scania to deliver fuel cell electric powertrains for heavy-duty truck applications, and with Komatsu on the development of zero-emissions haulage equipment, including hydrogen fuel cell solutions for large mining haul truck applications. Cummins, Chevron, and Walmart are also working together to integrate Cummins X15N natural gas engine, powered by renewable natural gas, into Walmart’s heavy-duty truck fleet.
•We continue to make progress on the planned separation of the Filtration business.
•Cummins was ranked No. 4 on Forbes 2022 list of the Best Employers for Diversity, its highest ranking ever on that particular list, and named to 3BL Media’s list of the 100 Best Corporate Citizens. In addition, the company posted its first Human Capital Management report detailing the ways the company strives to create a dynamic work environment, and published its 19th consecutive Sustainability Progress Report.
•In July, the company announced Jennifer Rumsey, Cummins President & Chief Operating Officer, would assume the role of Chief Executive Officer, effective August 1, 2022. She is the seventh CEO, and first female, in the company’s history. Tom Linebarger, Cummins long-standing CEO, assumed the role of Executive Chairman, which includes continuing to serve as Chairman on the Board of Directors and taking on select executive responsibilities, such as the pending acquisition of Meritor.
Second quarter 2022 detail (all comparisons to same period in 2021):
The Engine, Distribution, Components and Power Systems results were all impacted by adjustments to the reserves related to the indefinite suspension of our operations in Russia.

Engine Segment

•Sales - $2.8 billion, up 11 percent
•Segment EBITDA - $422 million, or 15.2 percent of sales, compared to $402 million or 16.1 percent of sales. EBITDA includes $1 million of additional costs related to the indefinite suspension of our operations in Russia.
•On-highway revenues increased 16 percent driven by pricing actions and strong demand in the North American truck markets, strong aftermarket demand and recovery in the bus market which was severely impacted by Covid-19 in the previous year. Off-highway revenues decreased 8 percent driven by a slowdown in China construction.
•Sales increased 15 percent in North America and 1 percent in international markets, with higher demand in Western Europe offset by a decline in China.

Distribution Segment

•Sales - $2.3 billion, up 17 percent
•Segment EBITDA - $297 million, or 13.2 percent of sales, compared to $201 million or 10.5 percent of sales. EBITDA includes $45 million of benefits from adjusting the reserves related to the indefinite suspension of our operations in Russia.
•Revenues in North America increased 21 percent and international sales increased by 10 percent
•Higher revenues were primarily driven by increased demand for parts and service.

Components Segment

•Sales - $2.0 billion, down 2 percent
•Segment EBITDA - $352 million, or 18.1 percent of sales, compared to $301 million or 15.1 percent of sales. EBITDA includes $2 million of benefits from adjusting the reserves related to the indefinite suspension of our operations in Russia.
•Revenues in North America increased by 13 percent and international sales decreased by 19 percent due to lower demand in China from a high base in 2021.

Power Systems Segment

•Sales - $1.2 billion, up 5 percent
•Segment EBITDA - $128 million, or 10.6 percent of sales, compared to $139 million, or 12.2 percent of sales. EBITDA includes $1 million of benefits from adjusting the reserves related to the indefinite suspension of our operations in Russia.
•Power generation revenues were flat. Industrial revenues increased 7 percent due to stronger demand in mining and oil and gas markets for both engine systems and aftermarket products. Demand for alternators increased 33 percent due to supply chain constraints on external customers.

New Power Segment

•Sales - $42 million, up 75 percent
•Segment EBITDA loss - $80 million
•Revenues increased due to higher battery demand in the North American school bus market.
•Costs associated with the development of fuel cells and electrolyzers as well as products to support battery electric vehicles are contributing to EBITDA losses.

1 Generally Accepted Accounting Principles

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, electric power generation systems, batteries, electrified power systems, hydrogen generation and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 59,900 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.1 billion on sales of $24.0 billion in 2021. See how Cummins is powering a world that's always on by accessing news releases and more information at https://www.cummins.com/always-on.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; changes in international, national and regional trade laws, regulations and policies; any adverse effects of the U.S. government's COVID-19 vaccine mandates; changes in taxation; global legal and ethical compliance costs and risks; increasingly stringent environmental laws and regulations; future bans or limitations on the use of diesel-powered products; any adverse effects of the conflict between Russia and Ukraine and the global response (including government bans or restrictions on doing business in Russia); failure to successfully execute or integrate the acquisition of Meritor, Inc.; failure to realize all of the anticipated benefits from our announced acquisition of Meritor, Inc.; raw material, transportation and labor price fluctuations and supply shortages; aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, bankruptcy or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; failure to complete, adverse results from or failure to realize the expected benefits of the separation of our filtration business; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; challenging markets for talent and ability to attract, develop and retain key personnel; climate change and global warming; exposure to potential security breaches or other disruptions to our information technology environment and data security; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2021 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
In millions, except per share amounts	June 30, 2022	July 4, 2021
NET SALES	$6,586	$6,111
Cost of sales	4,860	4,633
GROSS MARGIN	1,726	1,478
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	622	600
Research, development and engineering expenses	299	276
Equity, royalty and interest income from investees	95	137
Other operating expense, net	3	4
OPERATING INCOME	897	735
Interest expense	34	29
Other (expense) income, net	(8)	73
INCOME BEFORE INCOME TAXES	855	779
Income tax expense	148	167
CONSOLIDATED NET INCOME	707	612
Less: Net income attributable to noncontrolling interests	5	12
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$702	$600

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$4.97	$4.14
Diluted	$4.94	$4.10

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.2	145.1
Diluted	142.0	146.5

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Six months ended
In millions, except per share amounts	June 30, 2022	July 4, 2021
NET SALES	$12,971	$12,203
Cost of sales	9,713	9,239
GROSS MARGIN	3,258	2,964
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	1,237	1,174
Research, development and engineering expenses	597	536
Equity, royalty and interest income from investees	191	303
Other operating expense, net	114	12
OPERATING INCOME	1,501	1,545
Interest expense	51	57
Other (expense) income, net	(17)	74
INCOME BEFORE INCOME TAXES	1,433	1,562
Income tax expense	303	339
CONSOLIDATED NET INCOME	1,130	1,223
Less: Net income attributable to noncontrolling interests	10	20
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$1,120	$1,203

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$7.90	$8.24
Diluted	$7.86	$8.16

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.7	146.0
Diluted	142.5	147.4

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$2,462	$2,592
Marketable securities	536	595
Total cash, cash equivalents and marketable securities	2,998	3,187
Accounts and notes receivable, net	4,156	3,990
Inventories	4,765	4,355
Prepaid expenses and other current assets	843	777
Total current assets	12,762	12,309
Long-term assets
Property, plant and equipment, net	4,389	4,422
Investments and advances related to equity method investees	1,544	1,538
Goodwill	1,391	1,287
Other intangible assets, net	1,054	900
Pension assets	1,461	1,488
Other assets	1,876	1,766
Total assets	$24,477	$23,710

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$3,405	$3,021
Loans payable	165	208
Commercial paper	705	313
Accrued compensation, benefits and retirement costs	443	683
Current portion of accrued product warranty	796	755
Current portion of deferred revenue	871	855
Other accrued expenses	1,221	1,190
Current maturities of long-term debt	65	59
Total current liabilities	7,671	7,084
Long-term liabilities
Long-term debt	3,490	3,579
Pensions and other postretirement benefits	589	604
Accrued product warranty	714	684
Deferred revenue	852	850
Other liabilities	1,506	1,508
Total liabilities	$14,822	$14,309

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,423	$2,427
Retained earnings	17,450	16,741
Treasury stock, at cost, 81.5 and 80.0 shares	(9,439)	(9,123)
Accumulated other comprehensive loss	(1,696)	(1,571)
Total Cummins Inc. shareholders’ equity	8,738	8,474
Noncontrolling interests	917	927
Total equity	$9,655	$9,401
Total liabilities and equity	$24,477	$23,710

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
In millions	June 30, 2022	July 4, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$707	$612
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	167	167
Deferred income taxes	(46)	9
Equity in income of investees, net of dividends	14	22
Pension and OPEB expense	8	21
Pension contributions and OPEB payments	(12)	(17)
Share-based compensation expense	9	10
Russian suspension recoveries	(47)	—
Loss (gain) on corporate owned life insurance	48	(20)
Foreign currency remeasurement and transaction exposure	(3)	9
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	165	43
Inventories	(209)	(292)
Other current assets	(8)	6
Accounts payable	(58)	(88)
Accrued expenses	(30)	193
Changes in other liabilities	(81)	(34)
Other, net	(25)	(25)
Net cash provided by operating activities	599	616

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(147)	(125)
Investments in internal use software	(13)	(11)
Proceeds from sale of land	—	20
Investments in and net advances (to) from equity investees	(21)	34
Acquisitions of businesses, net of cash acquired	(328)	—
Investments in marketable securities—acquisitions	(236)	(219)
Investments in marketable securities—liquidations	207	174
Cash flows from derivatives not designated as hedges	(30)	(2)
Other, net	2	8
Net cash used in investing activities	(566)	(121)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	42	20
Net borrowings (payments) of commercial paper	394	(117)
Payments on borrowings and finance lease obligations	(47)	(17)
Net borrowings under short-term credit agreements	(53)	—
Dividend payments on common stock	(204)	(197)
Repurchases of common stock	(36)	(672)
Proceeds from issuing common stock	10	8
Other, net	—	(2)
Net cash provided by (used in) financing activities	106	(977)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	47	5
Net increase (decrease) in cash and cash equivalents	186	(477)
Cash and cash equivalents at beginning of period	2,276	2,958
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,462	$2,481

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Six months ended
In millions	June 30, 2022	July 4, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$1,130	$1,223
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	328	337
Deferred income taxes	(112)	17
Equity in income of investees, net of dividends	(62)	(114)
Pension and OPEB expense	17	41
Pension contributions and OPEB payments	(55)	(68)
Share-based compensation expense	14	18
Russian suspension costs, net of recoveries	111	—
Asset impairments and other charges	36	—
Loss on corporate owned life insurance	85	12
Foreign currency remeasurement and transaction exposure	(10)	10
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	(252)	(331)
Inventories	(498)	(628)
Other current assets	(65)	(18)
Accounts payable	426	377
Accrued expenses	(281)	169
Changes in other liabilities	(11)	(34)
Other, net	(38)	(56)
Net cash provided by operating activities	763	955

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(251)	(212)
Investments in internal use software	(24)	(22)
Proceeds from sale of land	—	20
Investments in and net advances (to) from equity investees	(53)	10
Acquisitions of businesses, net of cash acquired	(245)	—
Investments in marketable securities—acquisitions	(433)	(362)
Investments in marketable securities—liquidations	461	381
Cash flows from derivatives not designated as hedges	(32)	12
Other, net	1	27
Net cash used in investing activities	(576)	(146)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	56	20
Net borrowings (payments) of commercial paper	392	(123)
Payments on borrowings and finance lease obligations	(71)	(33)
Net payments under short-term credit agreements	(24)	(102)
Distributions to noncontrolling interests	(14)	(13)
Dividend payments on common stock	(411)	(394)
Repurchases of common stock	(347)	(1,090)
Proceeds from issuing common stock	19	26
Other, net	9	(13)
Net cash used in financing activities	(391)	(1,722)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	74	(7)
Net decrease in cash and cash equivalents	(130)	(920)
Cash and cash equivalents at beginning of year	2,592	3,401
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,462	$2,481

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Three months ended June 30, 2022
External sales	$2,092	$2,247	$1,477	$734	$36	$6,586	$—	$6,586
Intersegment sales	683	6	473	469	6	1,637	(1,637)	—
Total sales	2,775	2,253	1,950	1,203	42	8,223	(1,637)	6,586
Research, development and engineering expenses	116	13	73	58	39	299	—	299
Equity, royalty and interest income (loss) from investees	59	21	9	10	(4)	95	—	95
Interest income	1	3	2	1	—	7	—	7
Russian suspension costs (recoveries) (2)	1	(45)	(2)	(1)	—	(47)	—	(47)
EBITDA (3)	422	297	352	128	(80)	1,119	(64)	1,055
Depreciation and amortization (4)	49	29	49	31	8	166	—	166

EBITDA as a percentage of segment sales	15.2%	13.2%	18.1%	10.6%	NM	13.6%		16.0%

Three months ended July 4, 2021
External sales	$1,920	$1,913	$1,556	$699	$23	$6,111	$—	$6,111
Intersegment sales	571	7	438	444	1	1,461	(1,461)	—
Total sales	2,491	1,920	1,994	1,143	24	7,572	(1,461)	6,111
Research, development and engineering expenses	99	12	79	60	26	276	—	276
Equity, royalty and interest income (loss) from investees	104	15	12	9	(3)	137	—	137
Interest income	1	2	1	1	—	5	—	5
EBITDA (3)	402	201	301	139	(60)	983	(9)	974
Depreciation and amortization (4)	50	30	46	33	7	166	—	166

EBITDA as a percentage of segment sales	16.1%	10.5%	15.1%	12.2%	NM	13.0%		15.9%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended June 30, 2022 and July 4, 2021, except for $24 million of filtration separation costs in 2022.

(2) See "RUSSIAN OPERATIONS" note for additional information.
(3) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(4) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as Interest expense. A portion of depreciation expense is included in Research, development and engineering expenses.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine		Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Six months ended June 30, 2022
External sales	$4,141		$4,358	$2,994	$1,417	$61	$12,971	$—	$12,971
Intersegment sales	1,387		12	944	946	12	3,301	(3,301)	—
Total sales	5,528		4,370	3,938	2,363	73	16,272	(3,301)	12,971
Research, development and engineering expenses	225		26	149	122	75	597	—	597
Equity, royalty and interest income (loss) from investees	103	(2)	37	37	21	(7)	191	—	191
Interest income	5		5	3	2	—	15	—	15
Russian suspension costs (3)	33	(4)	55	4	19	—	111	—	111
EBITDA (5)	814		407	672	218	(147)	1,964	(154)	1,810
Depreciation and amortization (6)	100		57	92	62	15	326	—	326

EBITDA as a percentage of total sales	14.7%		9.3%	17.1%	9.2%	NM	12.1%		14.0%

Six months ended July 4, 2021
External sales	$3,815		$3,740	$3,280	$1,311	$57	$12,203	$—	$12,203
Intersegment sales	1,135		15	866	854	2	2,872	(2,872)	—
Total sales	4,950		3,755	4,146	2,165	59	15,075	(2,872)	12,203
Research, development and engineering expenses	191		25	154	117	49	536	—	536
Equity, royalty and interest income from investees	217		32	31	21	2	303	—	303
Interest income	4		3	2	2	—	11	—	11
EBITDA (5)	756		361	722	265	(111)	1,993	(39)	1,954
Depreciation and amortization (6)	101		60	94	68	12	335	—	335

EBITDA as a percentage of total sales	15.3%		9.6%	17.4%	12.2%	NM	13.2%		16.0%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the six months ended June 30, 2022 and July 4, 2021, except for $41 million of filtration separation costs in 2022.

(2) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the suspension of our Russian operations. See "RUSSIAN OPERATIONS" note below for additional information.

(3) See "RUSSIAN OPERATIONS" note for additional information.
(4) Includes $31 million of Russian suspension costs reflected in the Equity, royalty and interest income (loss) from investees line above.
(5) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(6) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as Interest expense. The amortization of debt discount and deferred costs was $2 million and $2 million for the six months ended June 30, 2022 and July 4, 2021, respectively. A portion of depreciation expense is included in Research, development and engineering expenses.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended		Six months ended
In millions	June 30, 2022	July 4, 2021	June 30, 2022	July 4, 2021
EBITDA	$1,055	$974	$1,810	$1,954

EBITDA as a percentage of net sales	16.0%	15.9%	14.0%	16.0%

Less:
Interest expense	34	29	51	57
Depreciation and amortization	166	166	326	335
INCOME BEFORE INCOME TAXES	855	779	1,433	1,562
Less: Income tax expense	148	167	303	339
CONSOLIDATED NET INCOME	707	612	1,130	1,223
Less: Net income attributable to noncontrolling interests	5	12	10	20
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$702	$600	$1,120	$1,203

Net income attributable to Cummins Inc. as a percentage of net sales	10.7%	9.8%	8.6%	9.9%

We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.

EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Above is a reconciliation of EBITDA to “Net income attributable to Cummins Inc.” for each of the applicable periods.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Six months ended
In millions	June 30, 2022	July 4, 2021	June 30, 2022		July 4, 2021
Manufacturing entities
Beijing Foton Cummins Engine Co., Ltd.	$14	$46	$28		$85
Dongfeng Cummins Engine Company, Ltd.	11	21	27		52
Chongqing Cummins Engine Company, Ltd.	7	10	16		20
Tata Cummins, Ltd.	5	1	14		7
All other manufacturers	13	28	3	(1)	83
Distribution entities
Komatsu Cummins Chile, Ltda.	12	9	19		15
All other distributors	3	1	5		4
Cummins share of net income	65	116	112		266
Royalty and interest income	30	21	79		37
Equity, royalty and interest income from investees	$95	$137	$191		$303

(1) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the suspension of our Russian operations. In addition, on February 7, 2022, we purchased Westport Fuel System Inc.'s stake in Cummins Westport Joint Venture. See "RUSSIAN OPERATIONS" note below for additional information.

RUSSIAN OPERATIONS
On March 17, 2022, the Board of Directors (the Board) decided to indefinitely suspend our operations in Russia due to the ongoing conflict in Ukraine. At the time of suspension, our Russian operations included a wholly-owned distributor in Russia, an unconsolidated joint venture (the Unconsolidated JV) with KAMAZ Publicly Traded Company (KAMAZ), a Russian truck manufacturer with whom we share the Unconsolidated JV, and direct sales into Russia from our other business segments. As a result of the suspension of operations, we evaluated the recoverability of assets in Russia and assessed other potential liabilities. We experienced and expect to continue to experience, an inability to collect customer receivables and may be the subject of litigation as a consequence of our suspension of commercial operations in Russia. We recorded a charge of $158 million in the first quarter related to these actions. In the second quarter, we recovered certain inventory and other expense amounts reserved in the first quarter and incurred some small additional charges resulting in a net recovery of $47 million. As of June 30, 2022, we had approximately $17 million of inventory and $26 million of receivables in Russia, all of which are fully reserved. In addition, we have cash balances of $84 million, some of which will be used to fund ongoing employee, tax and contract settlement obligations. The following summarizes the costs (recoveries) associated with the suspension of our Russian operations in our Condensed Consolidated Statements of Net Income:

	Three months ended	Six months ended
In millions	June 30, 2022	June 30, 2022	Statement of Net Income Location
Inventory write-downs	$(40)	$19	Cost of sales
Accounts receivable reserves	—	43	Other operating expense, net
Impairment and other joint venture costs	—	31	Equity, royalty and interest income from investees
Other	(7)	18	Other operating expense, net
Total	$(47)	$111
We will continue to evaluate the situation as conditions evolve and may take additional actions as deemed necessary in future periods.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

ACQUISITIONS
On April 8, 2022, we completed the acquisition of Jacobs Vehicle Systems business (Jacobs) from Altra Industrial Motion Corp. Sales of this business were $194 million in 2021. The purchase price was $346 million in cash, subject to typical adjustments related to closing working capital and other amounts and does not contain any contingent consideration. Jacobs is a supplier of engine braking, cylinder deactivation and start and stop thermal management technologies. The acquisition furthers our investment in key technologies and capabilities to drive growth, while securing our supply base.
On February 21, 2022, we entered into an Agreement and Plan of Merger (the Merger Agreement) with Meritor, Inc. (Meritor) and Rose NewCo Inc. (Merger Sub) pursuant to which we agreed to acquire Meritor, a global leader of drivetrain, mobility, braking, aftermarket and electric powertrain solutions for commercial vehicle and industrial markets. At closing, Merger Sub will merge into Meritor with Meritor as the surviving entity and becoming our wholly-owned subsidiary. This acquisition will be reported in our Components and New Power segments. Pursuant to the terms of the Merger Agreement, we agreed to pay $36.50 in cash per share of Meritor common stock, for a total transaction value of approximately $3.7 billion, including assumed debt and net of acquired cash. We plan to fund this acquisition with a combination of debt, commercial paper and cash.
On May 26th, Meritor's shareholders voted in favor of our acquisition bid. The companies are working together to complete the acquisition this week as we have received all regulatory approvals to close the transaction.
INCOME TAXES
Our effective tax rate for 2022 is expected to approximate 21.5 percent, excluding any discrete items that may arise.
Our effective tax rate for the three months ended June 30, 2022, was 17.3 percent and contained favorable discrete tax items of $36 million, or $0.25 per share, primarily due to $36 million of favorable changes in tax reserves, $10 million of favorable changes associated with uncertainty in our Russian operations and $8 million of net favorable other discrete tax items, partially offset by $18 million of unfavorable tax costs associated with internal restructuring ahead of the planned separation of our filtration business.
Our effective tax rate for the six months ended June 30, 2022, was 21.1 percent and contained favorable discrete tax items of $5 million, or $0.04 per share, primarily due to $27 million of favorable changes in tax reserves and $4 million of net favorable other discrete tax items, partially offset by $18 million of unfavorable tax costs associated with internal restructuring ahead of the planned separation of our filtration business and $8 million of unfavorable changes associated with uncertainty in our Russian operations.
Our effective tax rate for the three months ended July 4, 2021, was 21.4 percent and contained unfavorable discrete items of $7 million, or $0.05 per share, primarily due to a $10 million unfavorable statutory change in tax rates (mostly in the UK), partially offset by $3 million of other favorable discrete items.
Our effective tax rate for the six months ended July 4, 2021, was 21.7 percent and contained unfavorable discrete items of $3 million, or $0.02 per share, primarily due to a $10 million unfavorable statutory change in tax rates (mostly in the UK), partially offset by $7 million of other favorable discrete items.

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$908	$1,001	$—	$—	$1,909
Medium-duty truck and bus	848	875	—	—	1,723
Light-duty automotive	498	456	—	—	954
Off-highway	499	443	—	—	942
Total sales	$2,753	$2,775	$—	$—	$5,528

2021
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$827	$839	$861	$801	$3,328
Medium-duty truck and bus	674	688	713	702	2,777
Light-duty automotive	481	484	515	432	1,912
Off-highway	477	480	489	491	1,937
Total sales	$2,459	$2,491	$2,578	$2,426	$9,954

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2022
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	28,600	30,900			59,500
Medium-duty	72,600	68,800			141,400
Light-duty	66,500	60,400			126,900
Total units	167,700	160,100	—	—	327,800

2021
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	30,700	29,400	29,200	28,300	117,600
Medium-duty	73,100	67,500	65,200	68,000	273,800
Light-duty	68,500	68,100	73,900	62,800	273,300
Total units	172,300	165,000	168,300	159,100	664,700

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$924	$990	$—	$—	$1,914
Engines	441	429	—	—	870
Power generation	401	441	—	—	842
Service	351	393	—	—	744
Total sales	$2,117	$2,253	$—	$—	$4,370

2021
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$757	$765	$800	$823	$3,145
Engines	334	351	377	437	1,499
Power generation	418	454	438	452	1,762
Service	326	350	344	346	1,366
Total sales	$1,835	$1,920	$1,959	$2,058	$7,772

Component Segment Sales by Business
Sales for our Components segment by business were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$910	$863	$—	$—	$1,773
Filtration	382	391	—	—	773
Turbo technologies	346	355	—	—	701
Electronics and fuel systems	216	198	—	—	414
Automated transmissions	134	143	—	—	277
Total sales	$1,988	$1,950	$—	$—	$3,938

2021
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$1,035	$882	$793	$789	$3,499
Filtration	372	374	354	338	1,438
Turbo technologies	367	351	325	308	1,351
Electronics and fuel systems	263	241	210	185	899
Automated transmissions	115	146	111	106	478
Total sales	$2,152	$1,994	$1,793	$1,726	$7,665

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$664	$657	$—	$—	$1,321
Industrial	393	428	—	—	821
Generator technologies	103	118	—	—	221
Total sales	$1,160	$1,203	$—	$—	$2,363

2021
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$611	$655	$664	$585	$2,515
Industrial	324	399	412	399	1,534
Generator technologies	87	89	88	102	366
Total sales	$1,022	$1,143	$1,164	$1,086	$4,415

High-horsepower unit shipments by engine classification were as follows:

2022
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,200	2,400	—	—	4,600
Industrial	1,100	1,200	—	—	2,300
Total units	3,300	3,600	—	—	6,900

2021
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	1,800	2,500	2,000	8,400
Industrial	1,000	1,200	1,900	1,300	5,400
Total units	3,100	3,000	4,400	3,300	13,800